Exhibit 4

EXECUTIVE OFFICERS AND DIRECTORS

OF

AXA FINANCIAL, INC.

The names of the Directors and the names and titles of the Executive Officers of AXA Financial, Inc. (“AXF”), which is the sole member of AXA Equitable Financial Services, LLC, and their business addresses and principal occupations are set forth below. If no address is given, the Director’s or Executive Officer’s business address is that of AXF at 1290 Avenue of the Americas, New York, New York 10104. Unless otherwise indicated, each occupation set forth opposite an individual’s name refers to AXF and each individual is a United States citizen.

Name, Business Address	Present Principal Occupation

* Henri de Castries (1) AXA 25, avenue Matignon 75008 Paris France	Chairman of the Board and Chief Executive Officer, AXA Chairman of the Board, AXF

* Ramon de Oliveira (1) 580 Park Avenue New York, NY 10065	Managing Director, Investment Audit Practice, LLC

* Denis Duverne (1) AXA 25, avenue Matignon 75008 Paris France	Member of the Board and Deputy Chief Executive Officer, AXA

* Barbara Fallon-Walsh	Former Head of Institutional Retirement Plan Services, The Vangaurd Group, Inc.

* Dan Hale 900 20th Avenue South Unit 1411 Nashville, TN 37212	Former SVP and Chief Financial Officer, Allstate Corporation

* Anthony J. Hamilton (2) 5 Old Broad St. London England ECN 1AD	Non-Executive Chairman, AXA UK plc (life and plc insurance)

Name, Business Address	Present Principal Occupation

Dave S. Hattem	Senior Executive Vice President and General Counsel Senior Executive Director and General Counsel, AXA Equitable Life Insurance Company

Michael B. Healy	Executive Vice President and Chief Information Officer Executive Director and Chief Information Officer, AXA Equitable Life Insurance Company

* Peter S. Kraus AllianceBernstein 1345 Avenue of Americas New York, NY 10105	Chairman of the Board and Chief Executive Officer AllianceBernstein Holding L.P.

Nicholas B. Lane	Senior Executive Vice President and President, Retirement Savings Senior Executive Director and President, Retirement Savings, AXA Equitable Life Insurance Company

Anders Malmström (3)	Senior Executive Vice President and Chief Financial Officer Senior Executive Director and Chief Financial Officer, AXA Equitable Life Insurance Company

* Mark Pearson (2)	President and Chief Executive Officer Chairman of the Board and Chief Executive Officer, AXA Equitable Life Insurance Company

Salvatore Piazzolla (4)	Senior Executive Vice President Senior Executive Director—Chief Human Resources Officer, AXA Equitable Life Insurance Company

Amy S. Radin	Senior Executive Vice President and Chief Marketing Officer Senior Executive Director and Chief Marketing Officer, AXA Equitable Life Insurance Company

* Bertram L. Scott Affinity Health Plans 2500 Halsey Street, #2 Bronx, NY 10461	President and Chief Executive Officer, Affinity Health Plans

* Lorie A. Slutsky	President and Chief Executive Officer, The New York Community Trust (community foundation)

Name, Business Address	Present Principal Occupation

* Richard C. Vaughan	Former Executive Vice President and Chief Financial Officer, Lincoln Financial Group

*	Director
(1)	Citizen of the Republic of France
(2)	Citizen of the United Kingdom
(3)	Citizen of Switzerland
(4)	Citizen of Italy